UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2025

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Separation

On November 4, 2025, the Board of Directors (the “Board”) and Jerry Plush mutually agreed that Mr. Plush will step down as President and Chief Executive Officer, effective on November 5, 2025. Pursuant to the terms of his Amended and Restated Employment Agreement, dated as of January 1, 2024, with the Company and the Bank (the “Employment Agreement”), in connection with his departure, the Company will provide Mr. Plush with the payments required to be made to him under the terms of the Employment Agreement upon a termination without cause subject to Mr. Plush executing and delivering a release of claims against the Company and complying with the covenants set forth in the Employment Agreement. In connection with his departure, on November 5, 2025, Mr. Plush resigned from the Boards, effective immediately. Mr. Plush's departure does not relate to any disagreement regarding Amerant’s policies or any ethical or compliance concerns.

Appointment of Interim Chief Executive Officer

On November 4, 2025, the Company and the Bank appointed Carlos Iafigliola, the current Senior Executive Vice President and Chief Operating Officer of the Company, Interim Chief Executive Officer effective November 5, 2025.

Mr. Iafigliola, age 49, was appointed Senior Executive Vice President, Chief Operating Officer (COO) in June 2023. He is responsible for Amerant’s loan and deposit operations, project management, technology and digital services, facilities, and treasury management. Mr. Iafigliola chairs the Board of Amerant Investments and is member of the Board of Amerant Mortgage. Prior to his appointment as COO, Mr. Iafigliola served as EVP, Chief Financial Officer (CFO) since May 2020 spearheading Amerant’s financial management, including treasury, financial reporting and accounting, financial analysis, investor relations & sustainability, internal controls and corporate tax. Mr. Iafigliola joined Amerant in 2004 and held various management positions in the Treasury area, including as SVP, Treasury Manager from 2015 to May 2020.

There are no arrangements or understandings between Mr. Iafigliola and any other person pursuant to which Mr. Iafigliola was appointed as Interim Chief Executive Officer, and there are no family relationships among any of the Company’s directors or executive officers and Mr. Iafigliola.

The Board, with the support of a leading global executive search firm, will conduct a search to identify a permanent CEO, which is expected to include external candidates and Mr. Iafigliola.

Board Changes

In connection with Mr. Iafigliola's appointment as Interim Chief Executive Officer, the Boards appointed Mr. Iafigliola to the Boards effective on November 5, 2025 in compliance with the requirements of each of the Company's and the Bank’s Amended and Restated Bylaws, dated October 18, 2023 and April 19, 2023, respectively. Additionally, the Board appointed Odilon Almeida Jr., the Company’s current Lead Independent Director, as Board Chair effective on November 5, 2025. There are no arrangements or understandings between or among Mr. Iafigliola, Mr. Almeida Jr. and any other person pursuant to which Mr. Iafigliola was appointed as a director and Mr. Almeida Jr. was appointed Board Chair. Neither of Messrs. Iafigliola and Almeida Jr. have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On November 6, 2025, the Company issued a press release regarding the Chief Executive Officer transition described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
99.1	Press Release of Amerant Bancorp Inc., dated November 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2025	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Executive Vice President, Associate General Counsel and Corporate Secretary